Exhibit 99.1

30775 Bainbridge Road, Suite 280 Solon, OH 44139 U.S.A. Tel: (440) 248-4200 Fax: (440) 249-4240

Press Release	FOR IMMEDIATE RELEASE
BPI Energy Retains New Counsel for Pending Drummond Litigation
CLEVELAND—Dec. 5, 2008—BPI Energy Holdings, Inc. (OTC: BPIGF.PK), an independent energy company engaged in the exploration, production and commercial sale of coalbed methane (CBM) in the Illinois Basin, today announced that it has retained the law firms of Bolen Robinson and Ellis, LLP of Decatur, Ill., and Holland, Groves, Schneller & Stolze, LLC of St. Louis, Mo., to represent the company for the claims and damages set forth in the previously announced Drummond litigation pending in the U.S. District Court for the Southern District of Illinois.
The attorneys have reviewed the pending case files and have agreed to represent BPI on a contingency basis, whereby the attorneys’ fees will consist of a percentage of the total value of the cash and/or assets recovered by BPI.
The company’s new attorneys are expected to substitute as counsel for BPI in the place of its existing attorneys. The law firm Thomson Hine has filed a Motion to Withdraw as counsel for BPI in the pending litigation.
To be added to BPI Energy’s e-mail distribution list, please click on the link below:
http://www.clearperspectivegroup.com/clearsite/bpi/emailoptin.html
About BPI Energy
BPI Energy (BPI) is an independent energy company engaged in the exploration, production and commercial sale of coalbed methane (CBM) in the Illinois Basin, which covers approximately 60,000 square miles in Illinois, southwestern Indiana and northwestern Kentucky. The Company controls a large CBM position in the Illinois Basin at approximately 534,280 acres.
News releases and other information on the Company are available on the Internet at:
http://www.bpi-energy.com or http://www.bpi-industries.com/newlibrary.htm?b=1320&1=1
Some of the statements contained in this report that are not historical facts, including statements containing the words “believes,” “anticipates,” “expects,” “intends,” “plans,” “should,” “may,” “might,” “continue” and “estimate” and similar words, constitute forward-looking statements under the federal securities laws. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or the conditions in our industry, on our properties or in the Basin, to be materially different from any future results, performance, achievements or conditions expressed or implied by such forward-looking statements. Some of the factors that could cause actual results or conditions to differ materially from our expectations, include, but are not limited to: (a) our inability to raise the funds necessary to satisfy our existing accounts payable and accrued liabilities; (b) a refusal by GasRock Capital LLC (“GasRock”) to make any additional advances under the GasRock Credit Agreement, which are at GasRock’s discretion; (c) our inability to repay or refinance the amounts advanced to us by GasRock when such amounts become due on Jan. 30, 2009; (d) a breach by us of a covenant under the GasRock Credit Agreement or other event of default that allows GasRock to accelerate our outstanding obligations; (e) our inability to obtain sufficient financing that would enable us to fund our future operations; (f) our failure to accurately forecast CBM production; (g) a decline in the prices that we receive for our CBM production; (h) our failure to accurately forecast operating and capital expenditures and capital needs due to rising costs or different drilling or production conditions in the field; (i) our inability to attract or retain qualified personnel with the requisite CBM or other experience; (j) unexpected economic and market conditions, in the general economy or the market for natural gas; (k) limitations imposed on us by the GasRock Credit Agreement; and (l) potential exposure to losses caused by our derivative contract. We caution readers not to place undue reliance on these forward-looking statements.
CONTACT:
Matthew J. Dennis, CFA
(440) 363-7093
ir@bpi-energy.com
###